UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 7, 2006

TeamStaff, Inc.
(Exact name of registrant as specified in its charter)
COMMISSION FILE NUMBER: 0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Atrium Drive
Somerset, NJ 08873
(Address and zip code of principal executive offices)

(732) 748-1700
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

TeamStaff, Inc. announced that it received the return of $2.25 million of a trust account from Zurich American Insurance Company. The trust account provides security as part of TeamStaff's prior workers' compensation program. Under a previously reported settlement reached with CNA Claimsplus, Inc. and certain of its associated entities, TeamStaff will pay the aggregate amount of $1.5 million of the payment to those entities in settlement of certain disputed insurance premium and loss claims. This completes TeamStaff’s obligations under that settlement agreement in full. The balance will be used to support TeamStaff's operations.

A copy of the press release announcing the receipt of the funds as released on March 7, 2006 is attached as an Exhibit to this filing.

Item 9.01    Financial Statements and Exhibits

(a)    Financial Statements of Businesses Acquired.

None.

(b)    Pro Forma Financial Information

None.

(c)    Exhibits

99.1	Press Release dated as of March 7, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.
By: /s/ James D. Houston
Name: James D. Houston Title: Vice President of Business and Legal Affairs/General Counsel Date: March 7, 2006